UGLY DUCKLING REPORTS FINANCIAL RESULTS FOR 2000

Fourth Quarter Highlights:

     Total revenues from continuing operations increased 28% to $135.4 million from $105.4 million in the year-ago quarter

     E-Commerce generated $13.7 million in revenues and 1,553 cars sold during the fourth quarter of 2000 as compared to $12.0 million in revenues and 1,417 cars sold during the third quarter of 2000

     On-balance sheet loan portfolio principal balance reached $514.9 million, representing a 44% increase over the year-ago quarter

     New loan originations reached $100.8 million, a 25% increase over the year-ago quarter

     Closed 18th Securitization with loan principal balances of approximately $145 million and Class A bonds issued of $102.6 million

     Entered into a $35 million Senior Secured Loan Facility with an investor group and a $7 million Subordinated Loan from the Company's Chairman, replacing the previous $38 million senior loan facility (announced January 11, 2001

     Incurred $5.9 million after tax charge to earnings to increase Allowance for Credit Losses

Financial Highlights
(In 000's, except for per share numbers)


------------------------------------------------------------------------------------------------------------------------------------
                                                                                        December 31,
                                                                --------------------------------------------------------------------
                                                                        Three Months Ended              Year Ended
                                                                --------------------------------------------------------------------
                                                                        2000            1999            2000            1999
                                                                --------------    --------------    --------------    --------------
Total Revenues                                                          $ 135,368       $105,429        $604,856        $465,954
Operating income (loss)                                                 $ (1,991)       $ 5,711         $ 24,731        $ 17,715
Earnings (loss) - continuing operations                                 $ (2,451)       $ 2,619         $  9,063        $  8,687
Diluted earnings per share - continuing operations                      $ (0.20)        $ 0.17          $  0.67         $  0.57
------------------------------------------------------------------------------------------------------------------------------------

PHOENIX -- February 21, 2001 - Ugly Duckling Corporation (Nasdaq NM: UGLY), the largest used car sales company focused exclusively on the sub-prime market, today reported its fourth quarter and full year 2000 financial results.

Quarter over Quarter Results

For the three months ended December 31, 2000, the Company reported a loss from continuing operations of $2,451,000, or $(0.20) per diluted share, compared with earnings from continuing operations for the three months ended December 31, 1999 of $2,619,000, or $0.17 per diluted share. The loss in 2000 is attributable to an additional after tax charge to continuing operations of $5.9 million ($0.48 per diluted share) and relates to higher than expected loan losses, primarily on 1999 originations.

"While we were very disappointed with the need to take the charge, we were pleased with the operating results for the quarter," said Greg Sullivan, Chief Executive Officer and President of the Company. "Absent the additional charge, the quarter was a record fourth quarter for the Company. The Company has reached a size where it has achieved operating efficiencies and can operate quite profitably. We are committed to slowing our growth until we have improved our loan loss experience."

The Company sold 11,874 cars in the fourth quarter of 2000, an increase of 22% over the 9,731 cars sold in the year-ago quarter. The increased number of cars sold, together with growth in interest income, resulted in total revenues of $135,368,000 for the fourth quarter of 2000, an increase of over 28% from total revenues of $105,429,000 in the fourth quarter of 1999.

Interest income for the fourth quarter of 2000 increased sequentially to $32,881,000 from $31,436,000 in the third quarter of 2000, a gain of 5%, and from $22,670,000 in the same quarter of the previous year, an increase of over 45%. The increase in both periods is primarily attributable to the continued growth of the Company's on-balance sheet portfolio, resulting from Ugly Duckling's change to on-balance sheet financing for the Company's securitization transactions beginning in the latter part of 1998.

New loan originations for the fourth quarter of 2000 reached $100,822,000, representing a 25% increase from the $80,905,000 originated during the fourth quarter of 1999. The quarter over quarter increase is primarily the result of an increased number of Ugly Duckling dealerships along with an increase in E-Commerce originations. The Company's dealerships increased in number to 77 in the fourth quarter of 2000 from 72 in the year-ago fourth quarter.

Operating expenses for the fourth quarter of 2000 reached $33,782,000, or 25% of total revenues, compared with operating expenses of $26,892,000, or 26% of total revenues, for the same quarter of the prior year. The Company has managed to maintain stability in operating expenses as a percentage of total revenues, primarily due to the continued enhancements and efficiencies gained from the Company's computer system and despite incurring additional expenses related to transitioning collectors out to the dealership locations. As of December 31, 2000, there are on-site collectors in all 77 dealerships.

Loan Portfolio

The fourth quarter has typically been a challenging quarter for the Company in servicing its portfolio of sub-prime loans. While improvement was expected, charge offs as a percentage of the portfolio for the fourth quarter of 2000 remained relatively constant as compared to the year ago quarter. The 31+day delinquencies improved for the fourth quarter of 2000 decreasing to 7.8%, down from 9.0% at the end of the fourth quarter of 1999. Current accounts, those accounts not one day delinquent, have declined from 72.4% at the end of the third quarter of 2000 to 66.1% at the end of the fourth quarter of 2000, but improved over the 63.2% reported at the end of the fourth quarter of 1999. The Company's in store collectors service these accounts; the Company continues to be pleased with the performance of the in store collections model.

Based upon its continued review of the adequacy of the Allowance for Credit Losses, the Company has taken an additional charge, net of income tax effect, of approximately $5.9 million during the fourth quarter of 2000. The Company believes this charge will increase the Allowance balance as of December 31, 2000 to a level that it estimates to be adequate to cover net charge offs for the next 12 to 15 months, the Company's targeted coverage range for the Allowance. Although the Company increased the provision charged as a percentage of current originations from 27% to 29% beginning in the third quarter of 2000, losses relating primarily to 1999 originations continued to emerge at higher than expected levels therefore requiring an increase to the provision. With the charge, the effective provision for credit losses for 2000 as a percentage of originations was 30.0%, 3% higher than in 1999.

"We are disappointed that we needed to take a charge in the fourth quarter to get our Allowance for Loan Losses within the adequate range," continues Mr. Sullivan. "However, at this point originations in 2000 are outperforming those in '99 and we plan to build upon this improvement."

Continued Growth in 2000

For the year ended December 31, 2000, the Company reported earnings from continuing operations of $9,063,000, or $0.67 per diluted share, compared with earnings from continuing operations of $8,687,000, or $0.57 per diluted share, for the year ended December 31, 1999.

Used car sales totaled $483,282,000 in 2000, an increase of 24% over sales of $389,908,000 in 1999. The Company sold 56,870 cars in 2000, an increase of over 23% as compared to 46,120 cars sold in 1999. The increased number of cars sold, together with an increase in interest income, resulted in total revenues of $604,856,000 for the year, an increase of 30% from total revenues of $465,954,000 in 1999. New loan originations for 2000 reached $472,091,000, representing a 24% gain over the $382,335,000 originated in 1999.

Interest income for 2000 increased approximately 75% to $119,719,000 from $68,574,000 in 1999, resulting from the rapid growth of Ugly Duckling's on-balance sheet portfolio as noted previously. Operating expenses of
$143,208,000  for  2000  and  $111,650,000  for  1999  remained  constant  as  a percentage of total revenues at 24%.

Uglyduckling.com Provides Continued Growth

Ugly Duckling's website, located at http://www.uglyduckling.com/, remains a consistent source of new leads and sales. The site provides potential customers with instant credit applications as well as maps to the Company's dealerships nationwide. From customers initially applying for credit through its website, 18,804 applications were received in the fourth quarter of 2000 generating $13.7 million in revenue with 1,553 car sales. In the third quarter of 2000, the Company's Internet activity generated revenues of over $12.0 million with 1,417 cars sold.

Senior Secured Loan Facility and Subordinated Loan

During January 2001, the Company entered into a $35 million senior secured loan facility as a renewal for its $38 million senior loan facility originated in May 1999. The loan proceeds provide additional working capital and funds to pay down existing debt.

The Company also entered into a $7 million subordinated loan with an affiliate of the Company's chairman and largest shareholder, Mr. Ernest C. Garcia II. The loan was a condition for the new senior secured loan facility and the loan proceeds were placed in escrow as additional collateral for the $35 million senior secured loan. Among other conditions, this loan is subordinate to the new senior secured loan.

Warehouse Lender

As previously reported, the Company's primary warehouse lender under its existing $125 million facility informed the Company that as part of a global decision to exit the automobile finance market, it intends not to renew the existing warehouse line that terminates June 30, 2001. The Company believes that with its strong balance sheet, its five-year history of successful securitization transactions, continued profitability and its proven business model, the Company will be able to replace its warehouse facility. To that end, the Company has received non-binding proposals for alternative financing for both its warehouse and inventory lines of credit, and expects to enter into binding agreements related to both by quarter-end.

Conference Call

Ugly Duckling will be holding an investor conference call to discuss the Company's financial and operational results at 10:30 am eastern (8:30 am Phoenix) on February 21, 2001. Investors will have the opportunity to listen to the conference call over the Internet through Ugly Duckling's website at http://www.uglyduckling.com/ and click on investor information (or go directly to http://www.uglyduckling.com/investor/index.asp) and then click on "annual earnings conference call." To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call on the Company's website at http://www.uglyduckling.com. The replay will be available for 30 days.

Headquartered in Phoenix, Arizona, Ugly Duckling Corporation is the largest operator of used car dealerships focused exclusively on the sub-prime market. The Company underwrites, finances and services sub-prime contracts generated at its 77 Ugly Duckling dealerships, located in 11 metropolitan areas in eight states.

This press release includes statements that constitute forward-looking statements within the meaning of the safe harbor provisions of the Private
Securities Litigation Reform Act of 1995. We claim the protection of the safe-harbor for our forward looking statements. Forward-looking statements are often characterized by the words "may," "anticipates," "believes," "estimates," "projects," "expects" or similar expressions and do not reflect historical facts. Forward-looking statements in this release relate, among other matters, to: anticipated financial results, such as profitability, the continuing growth of the loan portfolio and lower loan losses; the continued success of the Company's business model; a reduction in sales as a result of lower loan losses; the increase in the provision for loan losses to an amount that is adequate; improvements in collections, including in store collections and Year 2000 originations; continued stability or improvements in operating efficiencies and operating expenses as a percentage of revenues; continued ability to securitize loans; our ability to replace our warehouse and receivables lines of credit by quarter-end; and e-commerce related growth and loan performance. Forward looking statements include risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward looking statements. Factors that could affect our results and cause or contribute to differences from these forward-looking statements include, but are not limited to: any decline in consumer acceptance of our car sales strategies or marketing campaigns; any inability of the Company to finance its operations in light of a tight credit market for the sub-prime industry, including the replacement of its inventory and warehouse receivables lines of credit; any deterioration in the used car finance industry, increased competition in the used car sales and finance industry or adverse economic conditions; any inability of the Company to monitor and improve its underwriting and collection processes; any changes in estimates and assumptions in, and the ongoing adequacy of, our allowance for credit losses, including losses occurring at or below expected levels; any inability of the Company to continue to reduce operating expenses as a percentage of sales; any material litigation against us or material, unexpected developments in existing litigation; and any new or revised accounting, tax or legal guidance that adversely affect used car sales or financing. Other factors are detailed in the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Risk Factors," "Factors That May Affect Future Results and Financial Condition" and "Factors That May Affect Future Stock Performance" in our most recent reports on Form 10-K and Form 10-Q (including Exhibit 99 attached to any such Form 10-Q) and elsewhere in our Securities and Exchange Commission filings. In addition, the foregoing factors may affect generally our business, results of operations and financial position. There may also be other factors that we are currently unable to identify or quantify, but that may arise or become known in the future. Forward looking statements speak only as of the date the statement was made. By making these forward-looking statements, we undertake no obligation to update these statements for revisions or changes after the date of this report. References to Ugly Duckling Corporation as the largest chain of buy-here pay-here used car dealerships in the United States is management's belief based upon the knowledge of the industry and not on any current independent third party study.

                           [Financial Tables Follow]

                            UGLY DUCKLING CORPORATION

                         Consolidated Operating Results
                    (In thousands, except per share amounts)



                                                                        Three Months Ended              Twelve Months Ended
                                                                        December 31,                    December 31,
                                                                        2000            1999            2000            1999
                                                                --------------  --------------    --------------  --------------
                                                                ------------------------------    ------------------------------
Cars Sold                                                               11,874          9,731           56,870          46,120
                                                                        ========        ========        ========        ========

Total Revenues                                                          $135,368        $105,429        $604,856        $465,954
                                                                        ========        ========        ========        ========

Sales of Used Cars                                                      $102,333        $82,275         $483,282        $389,908
Less:
Cost of Used Cars Sold                                                  56,129          45,642          268,248         219,037
Provision for Credit Losses                                             39,094          21,842          141,971         102,955
                                                                        --------        --------        --------        --------
                                                                        7,110           14,791          73,063          67,916
Other Income (Expense):
Interest Income                                                         32,881          22,670          119,719         68,574
Portfolio Interest Expense                                              8,354           5,342           26,698          14,597
                                                                        --------        --------        --------        --------
        Net Interest Income                                             24,527          17,328          93,021          53,977
Servicing and Other Income                                              154             484             1,855           7,472
                                                                        --------        --------        --------        --------
        Total Other Income                                              24,681          17,812          94,876          61,449

Income before Operating Expenses                                        31,791          32,603          167,939         129,365

Operating Expenses:
Selling and Marketing                                                   6,008           5,173           28,756          23,132
General and Administrative                                              25,433          19,807          105,387         81,570
Depreciation and Amortization                                           2,341           1,912           9,065           6,948
                                                                        --------        --------        --------        --------
        Operating Expenses                                              33,782          26,892          143,208         111,650

Operating Income (Expense)                                              (1,991)         5,711           24,731          17,715

        Other Interest Expense                                          2,226           1,292           9,463           3,028
                                                                        --------        --------        --------        --------

        Earnings (Loss) before Income Taxes                             (4,217)         4,419           15,268          14,687
Income Tax Expense (Benefit)                                            (1,766)         1,800           6,205           6,000
                                                                        --------        --------        --------        --------
        Earnings (Loss) from Continuing Operations:                     (2,451)         2,619           9,063           8,687
                                                                        --------        --------        --------        --------
Discontinued Operations:
        Net earnings from Operations                                    -               248             -               248
        Net earnings on Disposal of Operations                          -               325             -               325
                                                                        --------        ---------       --------        --------
Net Earnings (Loss)                                                     $(2,451)        $3,192          $9,063          $9,260
                                                                        ========        ========        ========        ========
Earnings (Loss) per Common Share Continuing
Operations:

        Basic                                                           $(0.20)         $0.18           $0.67           $0.58
                                                                        ========        ========        ========        ========
        Diluted                                                         $(0.20)         $0.17           $0.67           $0.57
                                                                        ========        ========        ========        ========
Net Earnings (Loss) per Common Share:
        Basic                                                           $(0.20)         $0.21           $0.67           $0.61
                                                                        ========        ========        ========        ========
        Diluted                                                         $(0.20)         $0.21           $0.67           $0.60
                                                                        ========        ========        ========        ========
Shares Used in Computation:
Basic Weighted Avg. Shares Outstanding                                  12,364          14,889          13,481          15,093
                                                                        ========        ========        ========        ========
Diluted Weighted Avg. Shares Outstanding                                12,364          15,167          13,627          15,329
                                                                        ========        ========        ========        ========

                            UGLY DUCKLING CORPORATION

             Consolidated Operating Expenses and Related Information
                   (Dollars In thousands, except per car data)

                                                                        Three Months Ended              Twelve Months Ended
                                                                        December 31,                    December 31,
                                                                ------------------------------    ------------------------------
                                                                        2000            1999            2000            1999
                                                                --------------  --------------    --------------  --------------
Segment Information

Retail Operations:
        Selling and Marketing                                           $6,008          $5,173          $28,756         $23,132
        General and Administrative                                      13,020          11,083          56,373          44,770
        Depreciation and Amortization                                   1,272           1,015           4,677           3,588
                                                                        --------        --------        --------        --------
                Operating Expenses - Retail                             20,300          17,271          89,806          71,490
                                                                        --------        --------        --------        --------
Portfolio Expense:
        General and Administrative                                      8,255           5,846           28,860          19,809
        Depreciation and Amortization                                   270             300             1,128           1,141
                                                                        --------        --------        --------        --------
                Operating Expenses - Portfolio                          8,525           6,146           29,988          20,950
                                                                        --------        --------        --------        --------
Corporate Expense:
        General and Administrative                                      4,158           2,878           20,154          16.991
        Depreciation and Amortization                                   799             597             3,260           2,219
                                                                        --------        --------        --------        --------
                Operating Expenses - Corporate                          4,957           3,475           23,414          19,210
                                                                        --------        --------        --------        --------
Total Operating Expense                                                 $33,782         $26,892         $143,208        $111,650
                                                                        ========        ========        ========        ========

Total Operating Exp. - % of Revenues                                    25.0%           25.5%           23.7%           24.0%


Other Information:

Dealerships Open - End of period                                        77              72              77              72
                                                                        ========        ========        ========        ========
Used Cars Sold                                                          11,874          9,731           56,870          46,120
                                                                        ========        ========        ========        ========
Retail Operating Expenses - Per Car Sold:
        Selling and Marketing                                           $506            $532            $506            $502
        General and Administrative                                      1,097           1,139           991             970
        Depreciation and Amortization                                   107             104             82              78
                                                                        --------        --------        --------        --------
Total Retail Operations - Per Car Sold                                  $1,710          $1,775          $1,579          $1,550
                                                                        ========        ========        ========        ========
Corporate Expenses:
Per Car Sold                                                            $417            $357            $412            $417
                                                                        ========        ========        ========        ========
As % of Total Revenues                                                  3.7%            3.3%            3.9%            4.1%
                                                                        ========        ========        ========        ========
Loan Servicing Expenses - % of Portfolio Managed:
        Managed Principal Balances:
        Dealership Originations                                         $519,005        $424,480        $519,005        $424,480
        Serviced for Others                                             1,220           12,983          1,220           12,983
                                                                        --------        --------        --------        --------
                                                                        $520,225        $437,463        $520,225        $437,463
                                                                        ========        ========        ========        ========
Loan Servicing Expenses (Annualized) as

% of Managed Principal Balances                                         6.6%            5.6%            5.8%            4.8%
                                                                        ========        ========        ========        ========

                            UGLY DUCKLING CORPORATION

                           Consolidated Balance Sheets

                                   (Unaudited)

                             (Dollars In thousands)


                                                                                                        December 31,
                                                                                                  ------------------------------
                                                                                                        2000            1999
                                                                                                  --------------  --------------
ASSETS

Cash and Cash Equivalents                                                                               $8,805          $3,683
Finance Receivables, Net                                                                                500,469         365,586
Note Receivable from Related Party                                                                      12,000          12,000
Inventory                                                                                               63,742          62,865
Property and Equipment, Net                                                                             38,679          31,752
Intangible Assets, Net                                                                                  12,527          14,618
Other Assets                                                                                            11,724          12,327
Net Assets of Discontinued Operations                                                                   4,175           33,880
                                                                                                        --------        --------
                                                                                                        $652,121        $536,711
                                                                                                        ========        ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accounts Payable                                                                                        $2,239          $3,185
Accrued Expenses and Other Liabilities                                                                  36,830          26,905
Notes Payable - Portfolio                                                                               406,551         275,774
Other Notes Payable                                                                                     16,579          36,556
Subordinated Notes Payable                                                                              34,522          28,611
                                                                                                        --------        --------
Total Liabilities                                                                                       496,721         371,031
                                                                                                        ========        ========
Stockholders' Equity:
Preferred Stock                                                                                         -               -
Common Stock                                                                                            19              19
Additional Paid-in Capital                                                                              173,723         173,273
Retained Earnings                                                                                       21,772          12,709
Treasury Stock, at cost                                                                                 (40,114)        (20,321)
                                                                                                        --------        --------
Total Stockholders' Equity                                                                              155,400         165,680
                                                                                                        --------        --------
                                                                                                        $652,121        $536,711
                                                                                                        ========        ========

                            UGLY DUCKLING CORPORATION
         Finance Receivables and Allowance for Credit Losses Information

                                   (Unaudited)

                             (Dollars In thousands)


                                                                                                        December 31,
                                                                                                  ------------------------------
                                                                                                        2000            1999
                                                                                                  --------------  --------------
Contractually Scheduled Payments                                                                        $696,220        $492,937
Unearned Finance Charges                                                                                (181,274)       (134,119)
                                                                                                        --------        --------
        Principal Balances, net                                                                         514,946         358,818
Accrued Interest                                                                                        5,655           3,741
Loan Origination Costs                                                                                  7,293           5,079
                                                                                                        --------        --------
        Principal Balances, net                                                                         527,894         367,638
Investments Held in Trust                                                                               71,139          56,716
Residuals in Finance Receivables Sold                                                                   1,136           17,382
                                                                                                        --------        --------
Finance Receivables                                                                                     600,169         441,736
Allowance for Credit Losses                                                                             (99,700)        (76,150)
                                                                                                        --------        --------
Finance Receivables, net                                                                                $500,469        $365,586
                                                                                                        ========        ========
Allowance as % of Ending Principal Balances, Net                                                        19.4%           21.2%
                                                                                                        ========        ========

                                                                                                        Twelve Months Ended
                                                                                                        December 31,

                                                                                                  ------------------------------
Allowance Activity:                                                                                     2000            1999
                                                                                                  --------------  --------------
Balance, Beginning of Period                                                                            $76,150         $24,777
Provision for Credit Losses                                                                             141,971         102,955
Other Allowance Activity                                                                                (2,666)         6,424
Net Charge Offs                                                                                         (115,755)       (58,006)
                                                                                                        --------        --------
Balance, End of Period                                                                                  $99,700         $76,150
                                                                                                        ========        ========
Allowance as % Ending Principal Balances                                                                19.4%           21.2%
                                                                                                        ========        ========
Charge off Activity:
Principal Balances                                                                                      $(149,734)      $(71,277)
Recoveries, Net                                                                                         33,979          13,271
                                                                                                        --------        --------
Net Charge Offs                                                                                         $(115,755)      $(58,006)

                                                                                        Managed Loans Outstanding

                                                                ----------------------------------------------------------------
                                                                        Principal Balances              # of Loans
                                                                ------------------------------    ------------------------------
December 31:                                                            2000            1999            2000            1999
                                                                --------------  --------------    --------------  --------------
Principal - Managed                                                     $519,005        $24,480         $70,450         $84,864
Less: Principal - Securitized and Sold                                  4,059           65,662          2,266           17,369
                                                                        --------        --------        --------        --------
Principal - Retained on Balance Sheet                                   $514,946        $358,818        $82,598         $53,081
                                                                        ========        ========        ========        ========

                                                                                                        December 31,
                                                                                                  ------------------------------
Days Delinquent:                                                                                        2000            1999
                                                                                                  --------------  --------------
Current                                                                                                 66.1%           63.2%
1-30 Days                                                                                               26.1%           27.8%
31-60 Days                                                                                              4.7%            5.9%
61-90 Days                                                                                              3.1%            3.1%
                                                                                                        --------        --------
Total Portfolio                                                                                         100.0%          100.0%
                                                                                                        ========        ========